UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): December 27, 2004



                               EDGAR ONLINE, INC.
               (Exact name of registrant as specified in charter)



           DELAWARE                    0-26071                   06-1447017
 (State or Other Jurisdiction        (Commission              (I.R.S. Employer
       of incorporation)             File Number)            Identification No.)


                              50 Washington Street
                           Norwalk, Connecticut 06854
             (Address of principal executive offices, with zip code)

                                 (203) 852-5666
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2004, EDGAR Online, Inc. (the "Company") entered into a new Employment Agreement with Greg Adams (the "Agreement"), the Company's current Chief Financial Officer, Chief Operating Officer and a member of the Company's board of directors, replacing Mr. Adam's prior employment agreement dated as of February 1, 2002.

Pursuant to the Agreement, the Company will employ Mr. Adams as Chief Financial Officer and Chief Operating Officer for a two-year term, unless the Agreement is terminated earlier in accordance with its terms. Thereafter, the Agreement will automatically renew for additional one-year periods unless terminated by either party thirty days prior to the end of the initial or any renewal period. Under the Agreement, Mr. Adams will receive a minimum base salary of $210,000 and will be entitled to participate in an incentive bonus program based upon the achievement of certain performance objectives established by the Company or the Company's compensation committee. Mr. Adams will also receive a commutation allowance of $1,500 per month. In addition, the Agreement provides that Mr. Adams will be issued a stock option to purchase 150,000 shares of the Company's common stock at a price per share equal to the closing price per share of the Company's common stock on December 27, 2004.

The Agreement may be terminated by the Company for "cause" or due to Mr. Adams's death or disability. If there is a change of control of the Company and the Agreement is terminated by either the Company or Mr. Adams within the term, or if the Agreement is terminated by the Company other than for "cause," Mr. Adams's death or disability, or if Mr. Adams terminates the Agreement for "good reason," Mr. Adams will receive the cost of outplacement counseling of up to $25,000 and a severance payment equal to 1.5 times the sum of his then applicable base salary and the average of his last two cash bonuses. If the Company does not renew the Agreement, Mr. Adams is entitled to a severance payment equal to the sum of his then applicable base salary and the average of his last two cash bonuses. The Agreement also contains certain restrictive covenants and other prohibitions against Mr. Adams for a one-year period following the effective date of termination, including that which prohibits him from competing with the Company or soliciting its employees or customers. A copy of the Agreement is attached hereto as Exhibit 10.44 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

10.44 Employment Agreement, dated as of December 27, 2004, between Greg Adams and the Company

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2004                    EDGAR ONLINE, INC.

                                           /s/ Susan Strausberg
                                           --------------------
                                           Susan Strausberg
                                           Chief Executive Officer and President

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.    Description
-----------    -----------
  10.44        Employment Agreement, dated as of December 27, 2004, between Greg
               Adams and the Company